Immediately Linda G. Kyriakou - 212-986-5500
SEQUA APPOINTS ERNST & YOUNG AS INDEPENDENT AUDITOR

New York, April 16 -- Sequa Corporation (NYSE: SQAA) has appointed Ernst & Young as the company's independent auditor for 2002. Sequa's management and board of directors determined that it is in the best interests of Sequa and its stockholders to change the company's independent auditor at this time.

"We look forward to working with Ernst & Young in the firm's new role as our independent auditor," said Norman E. Alexander, Sequa chairman and chief executive officer.

        Arthur Andersen LLP served as Sequa's independent auditor since 1940. "We value the professional services provided by Arthur Andersen over the years and appreciate the excellent work provided by their team," said Alexander.

        Sequa Corporation is a diversified manufacturer whose principal interests are in the fields of aerospace, propulsion, metal coating, specialty chemicals, can machinery, industrial equipment, automotive products, and men's formalwear. The company's operating units are Chromalloy Gas Turbine, Atlantic Research (ARC), Precoat Metals, Warwick International, MEGTEC Systems, Sequa Can Machinery, Casco Products, and After Six. For more information, please go to www.sequa.com.

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4/16/02